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                                                                    EXHIBIT 10.6

                 FORM OF NON -QUALIFIED STOCK OPTION AGREEMENT

                                          UK/EMPLOYEE NON-QUALIFIED STOCK OPTION
                                                            (AS AMENDED 4/22/04)

                            OSI PHARMACEUTICALS, INC.

                              AMENDED AND RESTATED
                              STOCK INCENTIVE PLAN

      THIS NON-QUALIFIED STOCK OPTION is granted as of {DATE OF GRANT}, by OSI PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), to {FIRST NAME LAST NAME} (the "Optionee"), an employee of the Company. The Option is granted subject to a condition that any liability of [Prosidion Limited or OSI Pharmaceuticals (UK) Limited] ("the UK Subsidiary") (as employer or former employer of the Optionee) to pay secondary national insurance contributions ("Secondary NIC") in respect of the exercise, assignment or release of the Option shall be the liability of the Optionee and payable by the Optionee and that the Optionee shall be required to enter into an election in the form envisaged in Paragraph 313(1) of Schedule 1 to the Social Security Contributions and Benefits Act 1992 ("Election") to that effect when required to do so by the UK Subsidiary provided that the Committee may in its discretion at any time or times release the Optionee from this liability or reduce his liability thereunder unless that Election has been entered into between the UK Subsidiary and the Optionee and that Election (or the legislation which provides for such an Election to be effective) does not allow for such an Election to be subsequently varied. For the avoidance of doubt the terms of the Election shall include a statement to the effect that the Optionee is liable to pay any Secondary NIC arising on the exercise of the Option even if he is no longer an employee of the UK Subsidiary and/or no longer resident in the United Kingdom at the date of exercise.

      Pursuant to the OSI Pharmaceuticals, Inc. Amended and Restated Stock Incentive Plan (the "Plan"), a copy of which has been provided to Optionee as of the date hereof, the Optionee was granted a non-qualified stock option to purchase shares of the Company's common stock, par value $.01 per share (the "Common Stock"), as hereinafter set forth. The option granted herein is not intended to qualify as an "incentive stock option" as defined in Section 422 of the Internal Revenue Code of 1986, as amended.

                              W I T N E S S E T H:

      1. Grant. Effective as of {GRANT DATE} (the "Date of Grant"), the Company granted to the Optionee an option (the "Option") to purchase on the terms and conditions set forth herein and in the Plan all or any part of an aggregate of {OPTION AMOUNT} shares of Common Stock (the "Option Shares"), at the purchase price of {$PRICE} per share (the "Option Price").

      2. Vesting. The Optionee shall have the cumulative right to exercise the Option, and the Option is only exercisable, as follows:

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            a. The Option shall not be exercisable prior to the first annual anniversary of the Date of Grant (the "First Anniversary");

            b. Beginning on the First Anniversary, one third of the Option Shares shall become exercisable, with any fractional number of Option Shares that would otherwise become exercisable as of that date rounded to a whole integer as determined in the discretion of the Committee.

            c. The remaining two-thirds of the Option Shares shall become exercisable ratably as of each monthly anniversary of the Date of Grant beginning with the 12th monthly anniversary of the Date of Grant and ending on the 36th monthly anniversary of the Date of Grant, with any fractional number of Option Shares that would otherwise become exercisable as of any such monthly anniversary rounded to a whole integer as determined in the discretion of the Committee.

      3. Term. The Option shall terminate in all events at 5:00 p.m. (local New York, New York time) on {DAY BEFORE GRANT DATE + 10 YEARS} (the "Termination Date"), unless sooner terminated as provided in Subparagraphs (a) or (b) below.

            a. Termination of Employment or Service. The Option shall terminate and shall no longer be exercisable ninety (90) days after the Optionee's employment (or service as an officer or consultant) with the Company and any parent or subsidiary of the Company terminates, unless such termination of employment or service was caused by the Optionee's death or Retirement (as defined in the Plan). The death or Retirement of the Optionee shall not affect the remaining term of the Option. Following a termination of employment or service, the Optionee (or the Optionee's heirs or personal representatives if Optionee is deceased) may, during the remaining term of the Option, purchase any remaining Option Shares which could have been purchased on the date Optionee's employment or service was terminated, but may not purchase any Option Shares which would otherwise have first become purchasable following such termination of employment or service.

            b. Sale or Reorganization. As provided in Section 6(i) of the Plan, if the Company is merged or consolidated with another corporation, or if the property or stock of the Company is acquired by another corporation, or if there is a separation, reorganization or liquidation of the Company, the Board of Directors of the Company may, in its discretion, give Optionee a written notice that the Option will terminate thirty (30) days after the date of such written notice. In any such case, the Option will become immediately exercisable in full, notwithstanding Paragraph 2 above.

      4. Method of Exercise and Payment.

            a. Method of Exercise. Subject to Paragraph 4(d) below, the Option may be exercised by delivering both to the Company at its principal office, directed to the attention of the Secretary and to the UK Subsidiary (as the employer or former employer of the Optionee) at its registered office, directed to the attention of the Finance and Administration Manager, (i) a written notice of exercise in the form attached hereto as Exhibit "A", signed by the person entitled to exercise the Option, stating the number of Option Shares such person then elects to

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purchase hereunder; (ii) payment of the aggregate Option Price of the Option
Shares being purchased; and (iii) if the Option is being exercised by a person other than the Optionee, evidence satisfactory to the Company that such person has a right to exercise the Option. Upon due exercise of the Option and payment of the Option Price, the Company shall deliver to the Optionee or other person entitled to exercise the Option a certificate for the Option Shares being purchased. The Company shall be responsible for any stock transfer tax due upon the purchase or issuance of the Option Shares.

            b. Medium of Payment. Optionee may pay for Option Shares (i) in cash, (ii) by certified check payable to the order of the Company, or (iii) by a combination of the foregoing. Furthermore, subject to the restrictions described below, payment may be made all or in part in shares of the Common Stock of the Company held by the Optionee. If payment is made in whole or in part in shares of Common Stock, then the Optionee shall deliver to the Company certificates registered in the name of such Optionee representing shares of Common Stock legally and beneficially owned by such Optionee, free of all liens, claims and encumbrances of every kind and having a Fair Market Value on the date of delivery of such Common Stock that is not less than the product of the Option Price and the number of Option Shares to be purchased with Common Stock, accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by such certificates. If payment is made with Common Stock, the Fair Market Value of such Common Stock shall be determined as provided in
Section 6(k) of the Plan, without regard to the last sentence of such section. Notwithstanding the foregoing, the Board of Directors, in its sole discretion, may refuse to accept shares of Common Stock in payment of the Option Price. In that event, any certificates representing shares of Common Stock which were delivered to the Company shall be returned to the Optionee with notice of the refusal of the Board of Directors to accept such shares in payment of the Option Price.

            c. Taxes. It shall be a condition to the performance of the Company's obligation to issue or transfer Option Shares upon the exercise of the Option that the Optionee remit to the Company and/or to any subsidiary being the employer or former employer of the Optionee an amount sufficient to satisfy any federal, state and/or local tax withholding requirements arising in connection with the exercise of the Option or the issuance of Option Shares, other than stock transfer taxes. If the Company for any reason does not require the Optionee to make a payment sufficient to satisfy such withholding requirements, any tax withholding payments made by the Company to any federal, state or local tax authority with respect to the exercise of the Option shall constitute a personal obligation of the Optionee to the Company, payable upon demand or, at the option of the Company, by deduction from future compensation payable to the Optionee.

            d. National Insurance Contributions. No stock shall be allotted or transferred to the Optionee by the Company until the UK Subsidiary has received an amount in cash equal to the amount of the Secondary NIC for which the Optionee is liable under the terms of the Election ("the NIC Amount"). The Optionee shall by completing the Election grant to the UK Subsidiary (as employer or former employer of the Optionee) the irrevocable authority, as agent of the Optionee and on his behalf, to appoint an Independent Transfer Agent to act as agent of the Optionholder and on his behalf to sell or procure the sale of sufficient of the Stock acquired on the exercise, assignment or release of the Option and remit the net sale proceeds to the UK Subsidiary so that the net proceeds payable to the UK Subsidiary are so far as possible equal to but not less than the NIC Amount and the UK Subsidiary shall account to the Optionee for any

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balance. In this paragraph 4(d), Independent Transfer Agent means any person
(other than the Company or any company affiliated with the Company or any individual affiliated with any such company) who is registered as a broker-dealer with the U.S. Securities and Exchange Commission and who is thereby able to sell and transfer shares in the Company on behalf of the Optionee.

            e. Partial Exercise. To the extent otherwise exercisable, the Option may be exercised in whole or in part, except that the Option may in no event be exercised with respect to fractional shares.

      5. Transfers. The Option is not transferable by the Optionee otherwise than by will or pursuant to the laws of descent and distribution in the event of the Optionee's death, in which event the Option may be exercised by the heirs or legal representatives of the Optionee. The Option may be exercised during the lifetime of the Optionee only by the Optionee. Any attempt at assignment, transfer, pledge or disposition of the Option contrary to the provisions hereof or the levy of any execution, attachment or similar process upon the Option shall be null and void and without effect. Any exercise of the Option by a person other than the Optionee shall be accompanied by appropriate proofs of the right of such person to exercise the Option.

      6. Adjustments on Changes in Common Stock. In the event that dividends payable in Common Stock during any fiscal year of the Company exceed in the aggregate five percent (5%) of the Common Stock issued and outstanding at the beginning of the year, or in the event there is during any fiscal year of the Company one or more splits, subdivisions or combinations of shares of Common Stock resulting in an increase or decrease by more than five percent (5%) of the shares of Common Stock outstanding at the beginning of the year, the number of Option Shares deliverable upon the exercise thereafter of the Option shall be increased or decreased proportionately, as the case may be, without change in the aggregate purchase price payable upon exercise of the Option. Common Stock dividends, splits, subdivisions or combinations during any fiscal year which do not exceed in the aggregate five percent (5%) of the Common Stock issued and outstanding at the beginning of such year shall not result in any adjustment under the Option. All adjustments shall be made as of the day such action necessitating such adjustment becomes effective.

      7. Legal Requirements.

            a. Listing Requirements. If at any time the Board of Directors shall determine, in its discretion, that the listing, registration, or qualification of any of the Option Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of the Option or the issue, transfer or purchase of Option Shares hereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

            b. Securities Laws. The Company shall not be obligated to sell or issue any Option Shares in any manner in contravention of the Securities Act of 1933, as amended, or any state securities law. The Board of Directors or the Committee may, at any time, require, as a

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condition to the exercise of the Option, the representation or agreement of the
Optionee to the effect that the Option Shares issuable upon exercise of the Option are acquired by the Optionee for investment purposes and not with a view to the resale or distribution thereof, and may require such other representations and documents as may be required to comply with applicable securities laws.

      8. Administration. The Option has been granted pursuant to, and is subject to the terms and provisions of, the Plan. All terms used herein which are defined in the Plan and not otherwise defined herein shall have the same meanings as in the Plan. To the extent that the provisions hereof conflict with those of the Plan, the provisions of the Plan shall control. All decisions or interpretations made by the Committee (as designated under the Plan) regarding any issue or question arising under the Option or the Plan shall be final, binding and conclusive on the Company and the Optionee.

      9. Rights as Stockholder. The Optionee shall have none of the rights of a stockholder with respect to the Option Shares unless and until such Option Shares shall be issued to the Optionee upon the exercise of the Option. Except as provided in Paragraph 6 above, no adjustments shall be made for dividends or other rights for which the record date is prior to the date the stock certificate is issued.

      10. Continued Employment or Service. Nothing contained herein or in the Plan shall confer any right to continue in the employ or service of the Company or any parent or subsidiary of the Company or interfere in any way with the right of the Company or any parent or subsidiary of the Company to terminate the employment, services, responsibilities or duties of the Optionee at any time for any reason whatsoever.

      11. Sale of Option Shares. Unless otherwise provided by the Committee, no Option Shares acquired upon exercise of the Option may be sold or otherwise disposed of by the Optionee within six months from the Date of Grant.

      12. Notices. Any notice to be given to the Company hereunder shall be delivered personally to the Secretary of the Company or mailed or delivered to the Company at its principal executive office, addressed to the attention of the Secretary, and any notice to be given to the Optionee hereunder shall be delivered personally or mailed or delivered to the Optionee at the address then appearing on the records of the Company. Such addresses may be changed at any time by notice from one party to the other. Notices given hereunder shall be in writing, and shall be deemed to have been duly given upon delivery thereof, if personally delivered, or three days after being deposited in the United States mail, registered or certified mail, properly addressed, with proper postage and fees prepaid, or one day after being deposited with a delivery service guaranteeing overnight delivery, properly addressed, with fees paid by the sender.

      13. Binding Effect. This agreement shall be binding upon and inure to the benefit of the parties hereto, including the successors and assigns of the Company and the heirs and personal representatives of the Optionee.

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      IN WITNESS WHEREOF, the Company has granted this Option as of the day and year first above written.

                                          OSI PHARMACEUTICALS, INC.
                                          ________________________________
                                          Name: Robert L. Van Nostrand
                                          Title: Vice President and
                                                 Chief Financial Officer

                                          ACCEPTED BY (OPTIONEE):
                                          ________________________________
                                          Name: {FIRST NAME LAST NAME}

                                          ________________________________
                                          Date

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